                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT

                               _________________

                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 23, 1997

                            BOSTON PROPERTIES, INC.
            (Exact name of Registrant as specified in its Charter)


                                   Delaware
                           (State of Incorporation)


333-25279                                                         04-2473675
(Commission File Number)                           (IRS Employer Id. Number)


8 Arlington Street
Boston, Massachusetts                                                  02116
(Address of principal executive offices)                          (Zip Code)


                                (617) 859-2600
             (Registrant's telephone number, including area code)
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Item 2  Acquisition or Disposition of Assets

On October 23, 1997, Boston Properties, Inc. (the "Company") through Boston Properties Limited Partnership (the "Operating Partnership"), acquired 100 East Pratt Street from International Business Machines ("IBM") for $137.5 million. The acquisition was funded by $137.5 million draw down under the Company's $300 million Unsecured Line of Credit. Neither the Company, any subsidiary of the Company, nor any director or officer of the Company was affiliated with or had a material relationship with the seller of the property described below.

100 East Pratt Street (the "Property") consists of approximately 634,000 net rentable square feet of Class A office space and an 8-story parking garage on the inner harbor in downtown Baltimore, Maryland. Major tenants at the Property include: T. Rowe Price, Tydings & Rosenberg and IBM. The occupancy rate for the property is approximately 98%.


Item 7  Financial Statements and Exhibits

(a) Financial Statements Under Rule 3-14 of Regulation S-X

The Company has determined that it is impractical at this time to file audited financial statements of 100 East Pratt Street for the year ended December 31, 1996 and the nine months ended September 30, 1997, as prescribed by Rule 3-14 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in any event not later than November 28, 1997.

(b) Pro Forma Financial Statements

The Company has determined that it is impractical at this time to file pro forma financial statements for the Company as prescribed by Article 11 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in any event not later than November 28, 1997.

(c) Exhibits

Exhibit
   No.    Description

          Amended and Restated Real Estate Purchase and Sale Contract between International Business Machines as seller and Boston Properties Limited Partnership, as buyer dated October , 1997. (a)

          (a) To be filed by amendment.
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                            BOSTON PROPERTIES, INC.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BOSTON PROPERTIES, INC.



                                    /s/ David G. Gaw
                                    --------------------------------------
                                    David G. Gaw
                                    Senior Vice President and
                                    Chief Financial Officer

Date: November  6, 1997